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                                                                    EXHIBIT 23.2





                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (pre-effective amendment No. 1) of Net4Music, Inc. of our report, dated February 11, 2000 relating to the financial statements of Coda Music Technology, Inc. as of and for the years ended December 31, 1999 and 1998 which report appears in the Annual Report on Form 10-KSB of Coda Music Technology, Inc. for the fiscal year ended December 31, 1999. We also consent to the reference to our firm under "Experts" in this registration statement and related prospectus.



                                        /s/ McGladrey & Pullen, LLP


Minneapolis, Minnesota
September 19, 2001